UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2010 (December 3, 2010)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 8, 2010, Alcoa Inc. (“Alcoa”) announced that William F. Christopher, Executive Vice President – Alcoa and Group President, Engineered Products and Solutions, will retire effective April 1, 2011. He will assume the position of Chairman’s Counsel on January 1, 2011 until his retirement. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective December 3, 2010, the Board of Directors of Alcoa amended Article II, Section 4(D) of Alcoa’s By-Laws to add to the eligibility requirements for nominating directors a requirement that a director nominee must comply with all applicable laws regarding service as a director of the company, including, without limitation, the requirements as amended of (i) the Clayton Antitrust Act of 1914, (ii) Alcoa’s Department of State export license, (iii) the Department of Defense rules and regulations applicable to Alcoa, (iv) the New York Stock Exchange and other exchanges on which Alcoa’s securities are listed, and (v) the minimum standards for service as a director prescribed in Alcoa’s Corporate Governance Guidelines.

The foregoing summary of the amendment to the By-Laws is qualified in its entirety by reference to the full text of the amended By-Laws attached hereto as Exhibit 3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

3	By-Laws of Alcoa Inc., as amended effective December 3, 2010.

99	Alcoa Inc. press release dated December 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Nicholas J. DeRoma
Name:	Nicholas J. DeRoma
Title:	Executive Vice President,
Chief Legal and Compliance Officer

Date: December 8, 2010

EXHIBIT INDEX

Exhibit No.	Description

3	By-Laws of Alcoa Inc., as amended effective December 3, 2010.

99	Alcoa Inc. press release dated December 8, 2010.

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